UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2025

FUNDAMENTAL GLOBAL INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36366	46-1119100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6408 Bannington Road Charlotte, NC	28226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 994-8279

108 Gateway Blvd., Suite 204, Mooresville, NC 28117

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FGF	The Nasdaq Stock Market LLC

8.00% Cumulative Preferred Stock, Series A, $25.00 par value per share	FGFPP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 29, 2025, Fundamental Global Inc. (the “Company”) entered into securities purchase agreement with certain accredited investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement offering (the “Offering”) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 40,000,000 shares (the “Pre-Funded Warrant Shares,”) of the Company’s common stock, par value $.001 per share (the “Common Stock”) at an offering price of $5.00 per Pre-Funded Warrant including the nominal exercise price of $.001 per Pre-Funded Warrant Share (the “PFW Purchase Price”), payable at the option of the Purchaser in cash, Bitcoin, USDC or ETH, the native token of the Ethereum network. If Purchaser elects to pay the PFW Purchase Price in a cryptocurrency, then the amount of such cryptocurrency to be paid shall equal (a) the per PFW Purchase Price, divided by (b) the spot exchange rate for that cryptocurrency (i.e. BTC, ETH or USDC, as applicable) as published by Coinbase.com at 8:00 p.m. (New York City time) on July 25, 2025.

Each of the Pre-Funded Warrants is immediately exercisable, upon the effectiveness of an amendment to the Company’s Articles of Incorporation providing for, another other things, an increase in the amount of authorized shares of Common Stock, for one share of Common Stock at the exercise price of $0.001 per Pre-Funded Warrant Share and may be exercised at any time until all of the Pre-Funded Warrants issued in the Offering are exercised in full. Certain Pre-Funded Warrants were issued with an automatic exercise feature, which will result in the automatic exercise of such Pre-Funded Warrant upon the effectiveness of an amendment to the Company’s Articles of Incorporation providing for, another other things, an increase in the amount of authorized shares of Common Stock. Each Purchaser’s ability to exercise its Pre-Funded Warrants in exchange for shares of Common Stock is subject to certain beneficial ownership limitations set forth therein.

ThinkEquity LLC (“ThinkEquity”) is acting as the sole placement agent in connection with the Offering.

The Pre-Funded Warrants and the Pre-Funded Warrant Shares are being offered in reliance upon the exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Pre-Funded Warrants, and the Pre-Funded Warrant Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Pursuant to the Securities Purchase Agreement, the Company has agreed not to issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or file any registration statement or any amendment or supplement thereto, for a period of 30 days after the Effective Date (as defined in the Securities Purchase Agreement), subject to certain exceptions. The Company also agreed not to undertake any reclassifications of its Common Stock, such as a reverse or forward stock split, without the written consent of Purchasers holding a majority in interest of the shares issued or issuable to each Purchaser under the Securities Purchase Agreement, for a period of 90 days after the Effective Date (as defined in the Securities Purchase Agreement), provided such consent will not be required to conduct a reverse stock split to maintain listing of the Common Stock on the Company’s applicable trading market, which is the Nasdaq Capital Market as of the date hereof.

The Company intends to use the net proceeds from the Offering to fund the acquisition of Cryptocurrency, the establishment of the Company’s cryptocurrency treasury operations as well as pay all transaction fees, expenses, professional fees and other costs incurred in connection with the Offering and for general corporate purposes.

Placement Agency Agreement

The Company also entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with ThinkEquity, dated July 29, 2025, pursuant to which ThinkEquity agreed to serve as the placement agent for the Company in connection with the Offering. The Company agreed to pay ThinkEquity a cash placement fee equal to 3.0% of the aggregate purchase price paid by each Purchaser in the Offering. The Company also agreed to issue ThinkEquity warrants (the “Placement Agent Warrants”) to purchase up to a number of shares equal to 7.5% of the Pre-Funded Warrants sold in the Offering (the “Placement Agent Warrant Shares”), at a price per share equal to $5.50. In addition, the Company agreed to reimburse ThinkEquity for accountable expenses in an amount of $200,000 for all reasonable travel and other out-of-pocket expenses incurred in connection with ThinkEquity’s engagement, including the reasonable fees and expenses of ThinkEquity’s counsel and due diligence analysis.

The Placement Agent Warrants and the Placement Agent Warrant Shares are being offered in reliance upon the exemption from the registration requirement of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Placement Agent Warrants and the Placement Agent Warrant Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Registration Rights Agreement

In connection with entering into the Securities Purchase Agreement and the Placement Agency Agreement, on July 29, 2025, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission, within 30 days of the closing of the Offering registering the resale of the Pre-Funded Warrant Shares.

Asset Management Agreement

Additionally, on July 29, 2025 (the “AMA Effective Date”), the Company entered into an Asset Management Agreement (the “Asset Management Agreement”) with Galaxy Digital Capital Management LP (the “Asset Manager”). The Asset Manager shall provide discretionary investment management services with respect to, among other assets (including without limitation certain subsequently raised funds), the Company’s proceeds from the Offering (the “Account Assets”) in accordance with the terms of the Asset Management Agreement. The Asset Managers will pursue a long-only investment strategy investing primarily in ETH, which strategy may include staking, restaking and liquid staking ETH to improve returns (the “ETH Strategy”). The ETH Strategy (and its risk-adjusted returns) will be overseen by the Company’s designated authorized persons. The custodian under the Asset Management Agreements will consist of Anchorage Digital Bank and other cryptocurrency custodians agreed to by the Company and the Asset Managers.

The Company shall pay each Asset Manager a tiered asset-based fee (the “Asset-based Fee”) ranging from 0.75% to 1.25% per annum of the Asset Manager’s Account Assets under management; provided, however, that the minimum Asset-based Fee payable to the Asset Manager in any given month shall be $83,333.33 ($1 million per annum). The Asset-based Fee shall be calculated and invoiced to the Company on the first business day of each calendar month in arrears for the previously-concluded month, as determined by the Asset Manager in a commercially reasonable manner and in good faith, by reference to such pricing source as agreed between the Asset Manager and the Company from time to time. For any asset prices not available on Coinbase, the Asset Manager shall determine the value of such assets in a commercially reasonable manner and in good faith by reference to reputable industry sources. The Company must pay the invoice from the Asset Manager no later than ten (10) business days after the Company receives an invoice.

The Asset Management Agreement will, unless terminated earlier in accordance with its terms, remain in effect until the third (3rd) anniversary the AMA Effective Date.

The foregoing summaries of the Pre-Funded Warrants, the Placement Agent Warrants, the Securities Purchase Agreement, the Placement Agency Agreement, the Registration Rights Agreement and the Asset Management Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of those agreement, which are attached hereto as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Item 7.01 Regulation FD

The Company issued a press release on July 30, 2025, announcing the entry into of the Securities Purchase Agreement and the Offering, which is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Item 8.01 Other Events

On July 30, 2025, the Company announced that in connection with the adoption of its Ethereum treasury strategy, the Company will form FG CVR Trust, a Delaware Statutory Trust, (the “FG CVR Trust”) and then transfer the legacy non-core assets of the Company to the FG CVR Trust. The Company’s common shareholders of record as of August 8, 2025 will receive a non-transferable Contingent Value Right (CVR) entitling holders to distributions generated from the assets held by the FG CVR Trust.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

4.1	Form of Optionally Exercisable Pre-Funded Warrant
4.2	Form of Automatically Exercisable Pre-Funded Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement, dated as of July 29, 2025, between Fundamental Global Inc. and each Purchaser (as defined therein)
10.2	Placement Agency Agreement, dated July 29, 2025, between Fundamental Global Inc. and ThinkEquity LLC
10.3	Form of Registration Rights Agreement, dated as of July 29, 2025, between Fundamental Global Inc. and each Purchaser (as defined therein)
10.4*	Asset Management Agreement, dated July 29, 2025, between FX Nexus LLC and Galaxy Digital Capital Management LP
99.1	Press Release Issued by Fundamental Global Inc. on July 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules to this document are omitted pursuant to Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request, except that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNDAMENTAL GLOBAL INC.

Date: July 30, 2025	By:	/s/ Mark D. Roberson
	Name:	Mark D. Roberson
	Title:	Chief Financial Officer